CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 154 to Registration Statement No. 2-67052 on Form N-1A of our report dated August 17, 2004 relating to the financial statements of DF Dent Premier Growth Fund (a series of Forum Funds) for the year ended June 30, 2004 and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 29, 2004